Exhibit (i)

VEDDER PRICE                                                [LETTERHEAD OMITTED]



                                                                  March 27, 2003





Scudder Value Series, Inc.
222 South Riverside Plaza
Chicago, Illinois  60606

Ladies and Gentlemen:

         We have acted as counsel to Scudder Value Series, Inc., a Maryland corporation (the "Fund"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 32 to the Fund's Registration Statement on Form N-1A (the "Post-Effective Amendment"), registering in aggregate any or all of those 3,200,000,000 authorized shares of Common Stock, $.01 par value ("Shares") under the Securities Act of 1933, as amended (the "1933 Act"), that have been classified and designated in various series and classes as follows: as Scudder Contrarian Fund, which Shares are further classified as Class A, Class B, Class C and Class I Shares, Scudder-Dreman High Return Equity Fund, which Shares have been further classified as Class A, Class B, Class C, Class I and Institutional Class Shares, and Scudder-Dreman Small Cap Value Fund, which Shares have been further classified as Class A, Class B, Class C, Class I and Institutional Class Shares.

         You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. In connection with rendering that opinion, we have examined the Post-Effective Amendment, the Articles of Incorporation of the Fund, as amended and restated, the Bylaws of the Fund, as amended, the actions of the Fund's Board of Directors that authorize the approval of the foregoing documents, securities matters and the issuance of the Shares, and such other documents as we, in our professional opinion, have deemed necessary or appropriate as a basis for the opinion set forth below. In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents and on certificates and other communications from public officials, officers and Directors of the Fund.

         Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws


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VEDDER PRICE

Scudder Value Series, Inc.
March 27, 2003
Page 2


(other than the conflict of law rules) of the State of Maryland that in our experience are normally applicable to the issuance of shares by registered investment companies organized as corporations under the laws of that state. We express no opinion with respect to any other laws.

         Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that (a) the Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Fund; and (b) when issued and paid for upon the terms provided in the Post-Effective Amendment, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and non-assessable.

         This opinion is rendered solely for your use in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of the Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                           Very truly yours,


                                           /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ


                                           Vedder, Price, Kaufman & Kammholz







RJM/KJF